                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                                 Videotron Ltee

                                      and

                   the Guarantors listed on Schedule B hereto

                                U.S.$175,000,000
                   6 3/8% Senior Notes due December 15, 2015

                               PURCHASE AGREEMENT
                            dated September 9, 2005

                         Banc of America Securities LLC
                         Citigroup Global Markets Inc.
                           Scotia Capital (USA) Inc.
                              Harris Nesbitt Corp.
                        RBC Capital Markets Corporation
                            TD Securities (USA) LLC
                            CIBC World Markets Corp.
                         Credit Suisse First Boston LLC
                           NBF Securities (USA) Corp.
                           HSBC Securities (USA) Inc.
                    Desjardins Securities International Inc.

                               TABLE OF CONTENTS

SECTION 1.  Representations and Warranties..............................      2
  (a)       No Registration Required....................................      2
  (b)       No Integration of Offerings or General Solicitation.........      2
  (c)       No Solicitation in Canada...................................      3
  (d)       Eligibility for Resale under Rule 144A......................      3
  (e)       The Offering Memorandum.....................................      3
  (f)       The Purchase Agreement......................................      3
  (g)       The Registration Rights Agreement...........................      3
  (h)       The DTC Agreement...........................................      3
            Authorization of the Securities and the Exchange
  (i)         Securities................................................      3
  (j)       Authorization of the Indenture..............................      4
            Description of the Securities, the Indenture and the
  (k)         Registration Rights Agreement.............................      4
  (l)       Statements in the Offering Memorandum.......................      4
  (m)       No Material Adverse Change..................................      4
  (n)       Independent Accountants.....................................      5
  (o)       Preparation of the Financial Statements.....................      5
  (p)       Material Subsidiaries.......................................      5
            Incorporation and Good Standing of the Company and its
  (q)         Material Subsidiaries.....................................      5
  (r)       Capitalization and Other Capital Stock Matters..............      6
            Non-Contravention of Existing Instruments; No Further
  (s)         Authorizations or Approvals Required......................      6
  (t)       No Material Actions or Proceedings..........................      7
  (u)       Intellectual Property Rights................................      7
  (v)       All Necessary Permits, etc..................................      7
  (w)       Communications Statutes.....................................      8
  (x)       Eligibility.................................................      8
  (y)       Employee Plans..............................................      8
  (z)       Title to Properties.........................................      8
  (aa)      Tax Law Compliance..........................................      9
  (bb)      Exchange Controls...........................................      9
  (cc)      Company Not an "Investment Company".........................      9
  (dd)      Insurance...................................................      9
  (ee)      Compliance with Environmental Laws..........................      9
  (ff)      No Price Stabilization or Manipulation......................     10
  (gg)      Solvency....................................................     10
  (hh)      No Unlawful Contributions or Other Payments.................     10
  (ii)      Accounting System...........................................     10
  (jj)      [Reserved]..................................................     10
  (kk)      No Restriction on Dividends.................................     10
  (ll)      Market Information..........................................     10
  (mm)      Regulation S................................................     10
SECTION 2.  Purchase, Sale and Delivery of the Securities...............     11
  (a)       The Securities..............................................     11
  (b)       The Closing Date............................................     11
  (c)       Delivery of the Securities..................................     11
  (d)       Delivery of Offering Memorandum to the Initial Purchasers...     11
  (e)       Initial Purchasers as Qualified Institutional Buyers........     11
SECTION 3.  Additional Covenants........................................     11
            Initial Purchasers' Review of Proposed Amendments and
  (a)         Supplements...............................................     11
            Amendments and Supplements to the Offering Memorandum and
  (b)         Other Securities Act Matters..............................     11
  (c)       Copies of the Offering Memorandum...........................     12
  (d)       Blue Sky Compliance.........................................     12
  (e)       Use of Proceeds.............................................     12
  (f)       The Depositary..............................................     12
  (g)       Additional Issuer Information...............................     12

                                       i
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
  (h)       Agreement Not To Offer or Sell Additional Securities........     13
  (i)       Future Reports to the Initial Purchasers....................     13
  (j)       No Integration..............................................     13
  (k)       Legended Securities.........................................     13
  (l)       PORTAL......................................................     13
SECTION 4.  Payment of Expenses.........................................     13
SECTION 5.  Conditions of the Obligations of the Initial Purchasers.....     14
  (a)       Accountants' Comfort Letter.................................     14
  (b)       No Material Adverse Change or Ratings Agency Change.........     14
  (c)       Opinions of Counsels for the Company and the Guarantors.....     14
  (d)       Opinions of Counsels for the Initial Purchasers.............     14
  (e)       Officers' Certificate.......................................     14
  (f)       Bring-down Comfort Letter...................................     15
  (g)       PORTAL Listing..............................................     15
  (h)       Registration Rights Agreement...............................     15
  (i)       [Reserved]..................................................     15
  (j)       Securities Act (Quebec) Order...............................     15
  (k)       Additional Documents........................................     15
SECTION 6.  Reimbursement of Initial Purchasers' Expenses...............     15
SECTION 7.  Offer, Sale and Resale Procedures...........................     16
            Offers and Sales Only to Qualified Institutional Buyers and
  (a)         Non-U.S. Persons..........................................     16
  (b)       No General Solicitation.....................................     16
  (c)       Restrictions on Transfer....................................     16
SECTION 8.  Indemnification.............................................     17
  (a)       Indemnification of the Initial Purchasers...................     17
            Indemnification of the Company, the Guarantors and their
  (b)         Directors and Officers....................................     17
  (c)       Notifications and Other Indemnification Procedures..........     17
  (d)       Settlements.................................................     18
SECTION 9.  Contribution................................................     18
SECTION 10.  Termination of this Agreement..............................     19
SECTION 11.  Representations and Indemnities to Survive Delivery........     20
SECTION 12.  Notices....................................................     20
SECTION 13.  Successors.................................................     20
SECTION 14.  Partial Unenforceability...................................     20
SECTION 15.  Governing Law Provisions...................................     21
  (a)       Consent to Jurisdiction.....................................     21
  (b)       Waiver of Immunity..........................................     21
  (c)       Judgment Currency...........................................     21
SECTION 16.  Default of One or More of the Several Initial Purchasers...     21
SECTION 17.  Arms Length Relationship...................................     22
SECTION 18.  General Provisions.........................................     22

SCHEDULE A               --        INITIAL PURCHASERS
SCHEDULE B               --        GUARANTORS
SCHEDULE C               --        MATERIAL SUBSIDIARIES
SCHEDULE D               --        LIENS AND ENCUMBRANCES
SCHEDULE E               --        SUBSIDIARIES
EXHIBIT A                --        FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY AND THE
                                   GUARANTORS
EXHIBIT B                --        FORM OF OPINION OF U.S. TAX COUNSEL TO THE COMPANY AND THE
                                   GUARANTORS
EXHIBIT C                --        FORM OF OPINION OF CANADIAN COUNSEL TO THE COMPANY AND THE
                                   GUARANTORS
EXHIBIT D                --        REGISTRATION RIGHTS AGREEMENT
ANNEX I                  --        RESALE PURSUANT TO REGULATION S OR RULE 144A

                               PURCHASE AGREEMENT

                                                               September 9, 2005

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
SCOTIA CAPITAL (USA) INC.
HARRIS NESBITT CORP.
RBC CAPITAL MARKETS CORPORATION
TD SECURITIES (USA) LLC
CIBC WORLD MARKETS CORP.
CREDIT SUISSE FIRST BOSTON LLC
NBF SECURITIES (USA) CORP.
HSBC SECURITIES (USA) INC.
DESJARDINS SECURITIES INTERNATIONAL INC.
    As Initial Purchasers
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

    Ladies and Gentlemen:

    Introductory. Videotron Ltee, a company incorporated under the laws of the Province of Quebec (the "Company") proposes to issue and sell to the several Initial Purchasers named in SCHEDULE A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such SCHEDULE A of U.S.$175,000,000 aggregate principal amount of the Company's 6 3/8% Senior Notes due December 15, 2015 (the "Notes"). Banc of America Securities LLC, Citigroup Global Markets Inc., Scotia Capital (USA) Inc., Harris Nesbitt Corp., RBC Capital Markets Corporation, TD Securities (USA) LLC, CIBC World Markets Corp., Credit Suisse First Boston LLC, NBF Securities (USA) Corp., HSBC Securities (USA) Inc., Desjardins Securities International Inc. and others have agreed to act as the Initial Purchasers in connection with the offering and sale of the Notes.

    The Notes will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined in Section 2) (the "Indenture"), among the Company, the Guarantors (as defined below) and Wells Fargo Bank National Association, as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company
(the "Depositary") pursuant to a DTC Agreement, to be dated prior to the Closing Date (the "DTC Agreement"), between the Company and the Depositary.

    The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers, substantially in the form of EXHIBIT D, pursuant to which the Company will agree to file, within 45 days of the Closing Date, a registration statement with the U.S. Securities and Exchange Commission (the "Commission") registering the Exchange Securities (as defined below) under the U.S. Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

    The payment of principal of, premium, Additional Amounts (as defined in the Indenture) and Special Interest (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by the guarantors listed on SCHEDULE B to this Agreement (collectively, the "Guarantors", however, with respect to any representation, warranty or agreement given as of the Closing Date, "Guarantors" shall include the guarantors listed on SCHEDULE B to this Agreement and any subsidiary of the Company formed or acquired on or prior to the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns), pursuant to their guarantees of the Notes and the Exchange Notes (the "Guarantees"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities".

    As described in the Offering Memorandum (as defined below), the proceeds of the offering of the Securities will be used to repay borrowings under the Company's existing Credit Agreement (as defined in

Section 1(s)) and to pay a dividend to the Company's sole shareholder, Quebecor Media Inc., and the balance, if any, will be applied to general corporate purposes.

    The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") thereunder).

    The Company has prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, dated September 9, 2005, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated September 9, 2005, including the financial statements and notes thereto, any amendments or supplements thereto, and any exhibits thereto, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the Company prior to the completion of the distribution of the Securities.

    The Company and the Guarantors hereby confirm their respective agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. The Company and each of the Guarantors, jointly and severally, hereby represent, warrant and covenant to each Initial Purchaser as follows:

    (a) No Registration Required.  Subject to obtaining the order referred to in
Section 5(j) hereof, and compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act, to qualify, by prospectus or otherwise, the distribution of the Securities under the securities laws of any jurisdiction in Canada, including without limitation the Securities Act (Quebec) and the rules and regulations thereunder, or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the U.S. Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

    (b) No Integration of Offerings or General Solicitation. Each of the Company and the Guarantors has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate")), or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

    (c) No Solicitation in Canada. Neither the Company, nor any person acting on its behalf, has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Securities in any Canadian province to be qualified by a prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in, such province (the "Canadian Securities Laws") or (ii) has engaged in any advertisement of the Securities in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Securities in such province.

    (d) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A(d)(3) and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the U.S. Securities Exchange Act of 1934, as amended
(the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

    (e) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum. The Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A. Neither the Company nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum.

    (f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

    (g) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and each of the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer"); and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use their best efforts to cause such registration statements to be declared effective.

    (h) The DTC Agreement. At the Closing Date, the DTC Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

    (i) Authorization of the Securities and the Exchange Securities. (i) The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture; (ii) the Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture; (iii) the Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture; and
(iv) the form of global certificate representing the Notes has been duly approved and adopted by the Company and complies with the provisions of the Companies Act (Quebec) relating thereto.

    (j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and each Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and each Guarantor and will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture complies with all applicable provisions of the Canadian Securities Laws and no registration, filing or recording of the Indenture under the laws of Canada or any province or territory thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

    (k) Description of the Securities, the Indenture and the Registration Rights Agreement. The Notes, the Exchange Notes, the Guarantees of the Notes, the Guarantees of the Exchange Notes, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

    (l) Statements in the Offering Memorandum. The statements in the Offering Memorandum under the captions, "Enforceability of Civil Liabilities," "Risk Factors -- Risks Relating to Our Business -- We are subject to extensive government regulation. Changes in government regulation could adversely affect our business, financial condition or results of operations.", "Risk
Factors -- Risks Relating to Our Business -- We are required to provide third-party Internet service providers with access to our cable systems, which may result in increased competition.", "Risk Factors -- Risks Relating to Our Business -- We may have to support increasing costs in securing access to support structures needed for our network.", "Description of Certain Indebtedness," "Description of the Notes," "Business -- Regulation,"
"Business -- Canadian Broadcast Distribution (Cable Television)," "Business -- Intellectual Property," "Business -- Legal Proceedings," "Certain Relationships and Related Transactions," and "Certain Tax Considerations," insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

    (m) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, its subsidiaries and Videotron Telecom Ltd. ("VTL"), considered as one entity
(any such change is called a "Material Adverse Change"); (ii) the Company, its subsidiaries and VTL, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

    (n) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

    (o) Preparation of the Financial Statements. The consolidated financial statements of the Company, together with the related notes, included in the Offering Memorandum present fairly the financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The financial statements of VTL, together with the related notes, included in the Offering Memorandum present fairly the financial position of VTL as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements of the Company have been prepared in conformity with generally accepted accounting principles as applied in Canada applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and have been reconciled to generally accepted accounting principles as applied in the United States in accordance with Item 18 of Form 20-F under the Exchange Act. Such financial statements of VTL have been prepared in conformity with generally accepted accounting principles as applied in Canada applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and have been reconciled to generally accepted accounting principles as applied in the United States in accordance with Item 17 of Form 20-F under the Exchange Act. The financial data set forth in the Offering Memorandum under the captions "Summary -- Summary Consolidated Financial and Operating Data and Pro Forma Combined Financial Information" and "Selected Consolidated Financial and Operating Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The unaudited pro forma combined financial statements of the Company and its subsidiaries and the related notes hereto include in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation hereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Such pro forma financial statements have been prepared in conformity with generally accepted accounting principles as applied in Canada applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and have been reconciled to generally accepted accounting principles as applied in the United States in accordance with Item 17 of Form 20-F under the Exchange Act.

    (p) Material Subsidiaries. The subsidiaries of the Company listed on SCHEDULE C hereto (the "Material Subsidiaries") include all of the
(i) "significant subsidiaries" of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act), and (ii) subsidiaries otherwise material to the assets and operations of the Company. The Company's other subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" and are not otherwise material to the assets and operations of the Company.

    (q) Incorporation and Good Standing of the Company and its Material Subsidiaries. Each of the Company, its Material Subsidiaries, VTL and Groupe de Divertissement SuperClub inc. ("GDS") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and each Guarantor to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only), the Securities, the Exchange Securities and the Indenture. Each of the Company, its Material Subsidiaries and VTL is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each Material Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than as set forth in SCHEDULE D hereto. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries and other entities listed in SCHEDULE E hereto.

    (r) Capitalization and Other Capital Stock Matters. At June 30, 2005, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the column marked "As Adjusted" under the caption "Capitalization" (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum). All of the outstanding common shares of the Company (the "Common Shares") have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal, state or provincial securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Offering Memorandum. The description of Quebecor Media Inc.'s Stock Option Plan and the options or other rights granted thereunder, set forth in the Offering Memorandum, accurately and fairly describes such plan, arrangement, options and rights.

    (s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. (i) None of the Company, its Material Subsidiaries, VTL or GDS is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company, any Material Subsidiary, VTL or GDS or (ii) none of the Company, its subsidiaries or VTL is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, any of its subsidiaries or VTL is a party or by which it or any of them may be bound (including, without limitation, the Company's Credit Agreement, dated as of November 28, 2000, with RBC Dominion Securities Inc., Royal Bank of Canada and the Co-arrangers and lenders thereto, together with the Amending Agreement dated as of January 5, 2001, the Second Amending Agreement dated as of June 29, 2001, and the Third Amending Agreement dated as of December 21, 2001, the Fourth Amending Agreement dated as of December 23, 2002, the Fifth Amending Agreement dated as of March 24, 2003, the Sixth Amending Agreement dated as of October 8, 2003, and the Seventh Amending Agreement dated as of November 19, 2004
(the "Credit Agreement"), the QMI Subordinated Loan dated as of March 24, 2003, the Senior Note Indenture and Senior Discount Note Indenture, both dated as of July 6, 2001, by and between Quebecor Media Inc. and National City Bank, as trustee (the "QMI Indentures"), and Quebecor Media Inc.'s Credit Agreement, dated as of June 29, 2001, as amended, with RBC Dominion Securities Inc., Royal Bank of Canada and the Co-arrangers and lenders thereto, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's and each Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only) and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum have been duly authorized by all necessary corporate action and (i) will not result in any violation of the provisions of the charter or by-laws of the Company, any Material Subsidiary, VTL or GDS, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, its subsidiaries or VTL pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and
(iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, its subsidiaries or VTL, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or each Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only) or the

Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (i) such as may be required by Canadian Securities Laws and federal and state securities laws with respect to the Company's and the Guarantors' obligations under the Registration Rights Agreement, (ii) for filings, registrations and recordings which have been made and the filing of certain notices and the payment of filing fees required by Canadian Securities Laws, (iii) for an order to be received from the Quebec Securities Commission under Section 12 of the Securities Act (Quebec) and
(iv) as described in the Offering Memorandum. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, each Guarantor, VTL or any of their respective subsidiaries.

    (t) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's and each Guarantor's knowledge, (i) threatened against or affecting the Company, its subsidiaries or VTL, or (ii) which have as the subject thereof any property owned or leased by, the Company, its subsidiaries or VTL, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or VTL and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. The Company has not received notice of any securities commission orders or cease trade orders with respect to any securities of the Company, its subsidiaries or VTL. No labor dispute with the employees of the Company, its Material Subsidiaries or VTL, exists or, to the best of the Company's and each Guarantor's knowledge, is threatened or imminent that could reasonably be expected to result in a Material Adverse Change.

    (u) Intellectual Property Rights. Except as disclosed in the Offering Memorandum, the Company, its Material Subsidiaries and VTL own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Except as disclosed in the Offering Memorandum, none of the Company, its Material Subsidiaries or VTL has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

    (v) All Necessary Permits, etc. Each of the Company, its Material Subsidiaries and VTL possesses such valid and current certificates, licenses, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct their respective businesses, including any certificates, licenses, authorizations and permits required pursuant to the BROADCASTING ACT (Canada), the TELECOMMUNICATIONS ACT (Canada) and the RADIOCOMMUNICATION ACT (Canada) or other statutes of Canada specifically relating to the regulation of either or both of the Canadian cable television and/or telecommunications industries and the orders, rules, regulations and directions promulgated pursuant to such statutes, including the BROADCASTING DISTRIBUTION REGULATIONS, 1998, and the orders, rules, regulations and directions promulgated thereunder (collectively, the "Communications Statutes"), none of the Company, its Material Subsidiaries or VTL has received any notice of proceedings relating to the revocation, suspension or amendment of, or non-compliance with, any such certificate, license, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change and none of the Company, its Material Subsidiaries of VTL is in default or violation of any such certificate, license, authorization or permit (except where such default or violation is not reasonably likely, individually or in the aggregate to result in a Material Adverse Change), and the Company's and each Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only) and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum do not and will not conflict with, or result in a breach of or non-compliance with any of the terms or provisions of, or constitute a default under, any of such certificate, license, authorization or permit, including terms or provisions thereof relating to the maintenance of specified levels of Canadian ownership, and except as disclosed in the Offering Memorandum, to the knowledge of the Company and the Guarantors, there is no threatened or pending change in any law, rule or regulation referred to above that is reasonably likely, individually or in the aggregate, could result in a Material Adverse Change.

    (w) Communications Statutes. The Company does not know of any Communications Statutes, or any pending or threatened legal or governmental proceedings by or before any court or judicial or administrative board or tribunal or any governmental body with respect to the regulation of the Canadian cable television or telecommunications industries, material and adverse to the operation of the business of the Company and its subsidiaries, considered as one enterprise, that are not described or referred to in the Offering Memorandum. Except as disclosed in the Offering Memorandum, to the Company's knowledge, there is no threatened or pending change in the Communications Statutes that could result in a Material Adverse Change. All material aspects of the regulation of the cable television and telecommunications industries as they pertain to the businesses of the Company and its subsidiaries described in the Offering Memorandum are subject to the exclusive constitutional jurisdiction of the Parliament of Canada and hence are governed by the laws of Canada.

    (x) Eligibility. Each of the Company, its subsidiaries and VTL is Canadian within the meaning of the DIRECTION TO THE CRTC (INELIGIBILITY OF
NON-CANADIANS), and is eligible under the Direction to be issued broadcasting licenses pursuant to the BROADCASTING ACT (Canada) and to receive amendments and renewals thereto.

    (y) Employee Plans. All of the Employee Plans (as defined below) are and have been established, registered, qualified, invested and administered, in all material respects, in accordance with their terms and all laws, including all tax laws where same is required for preferential tax treatment; to the knowledge of the Company and each Guarantor, no fact or circumstance exists that could adversely affect the preferential tax treatment ordinarily accorded to any such Employee Plan; all obligations regarding the Employee Plans have been satisfied, there are no outstanding defaults or violations by any party to any Employee Plan and no taxes, penalties or fees are owing or eligible under or in respect of any of the Employee Plans; to the knowledge of the Company, no Employee Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental entity or by any other person (other than routine claims for benefits); all contributions or premiums required to be paid by the Company or VTL under the terms of each Employee Plan or by law have been made in a timely fashion in accordance with law and the terms of the Employee Plans; neither the Company nor VTL has any liability (other than liabilities accruing after the date hereof) with respect to any of the Employee Plans; contributions or premiums for the period up to the date hereof have been paid by the Company, VTL, Quebecor Media Inc. and/or Quebecor Inc., as applicable; and each Employee Plan which is a funded plan is fully funded as of the date hereof on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefor. As used herein, "Employee Plans" means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, phantom stock, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to current or former employees, officers or directors of the Company, its Material Subsidiaries and VTL maintained, sponsored or funded by Quebecor Inc., Quebecor Media Inc., the Company, any Material Subsidiary or VTL, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, other than government-sponsored employment insurance, workers' compensation, health insurance or pension plans.

    (z) Title to Properties. Except as disclosed in the Offering Memorandum, each of the Company, its Material Subsidiaries, VTL and GDS has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1 above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as set forth on SCHEDULE D hereto and except for any other security interests, mortgages, liens, encumbrances, equities, claims and other defects that do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, such Material Subsidiary, VTL or GDS. The real property, improvements, equipment and personal property held under lease by the Company, any Material Subsidiary, VTL or GDS are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, such Material Subsidiary, VTL or GDS.

    (aa) Tax Law Compliance. The Company, its Material Subsidiaries and VTL have filed all material federal, provincial, territorial, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. Each of the Company and VTL has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 above in respect of all federal, provincial, territorial, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries or VTL, respectively, has not been finally determined.

    (bb) Exchange Controls. Except as disclosed in the Offering Memorandum, under current laws and regulations of Canada and any political subdivision thereof (including the Canada-United States Income Tax Convention (1980)), all interest, principal, premium, if any, and other payments due or made on the Securities and the Exchange Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Canada and all such payments made to holders thereof who are not or are not deemed to be residents of Canada for the purposes of the Income Tax Act (Canada) (other than holders who (i) use or hold, or are deemed to use or hold, the Securities and the Exchange Securities in the course of carrying on a business in Canada, (ii) are persons who carry on an insurance business in Canada and elsewhere or an authorized foreign bank in Canada, or
(iii) who do not deal at arm's-length with the Company) will not be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

    (cc) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Notes will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act while any Securities remain outstanding.

    (dd) Insurance. Each of the Company, its Material Subsidiaries and VTL is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, its Material Subsidiaries and VTL against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it, any Material Subsidiary or VTL will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. None of the Company, its Material Subsidiaries or VTL has been denied any insurance coverage which it has sought or for which it has applied.

    (ee) Compliance with Environmental Laws. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change (i) none of the Company, its Material Subsidiaries or VTL is in violation of any federal, provincial, territorial, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of each of the Company, its Material Subsidiaries and VTL under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, any of its Material Subsidiaries or VTL received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, any of its Material Subsidiaries or VTL is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Material Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's or any Guarantor's knowledge, threatened against the Company, any of its Material Subsidiaries or VTL or any person or entity whose liability for any Environmental Claim the Company, any of its Material Subsidiaries or VTL has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's or any Guarantor's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Material Subsidiaries or VTL or against any person or entity whose liability for any Environmental Claim the Company, any of its Material Subsidiaries or VTL has retained or assumed either contractually or by operation of law.

    (ff) No Price Stabilization or Manipulation. Neither the Company nor any Guarantor has taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

    (gg) Solvency. The Company and each Guarantor is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company and each Guarantor on a particular date, that on such date (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities), (ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured,
(iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) it does not have unreasonably small capital.

    (hh) No Unlawful Contributions or Other Payments. None of the Company, its Material Subsidiaries or VTL nor, to the best of the Company's or any Guarantor's knowledge, any employee or agent of the Company, its subsidiaries or VTL, has made any contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

    (ii) Accounting System. Each of the Company and VTL maintains a system of accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in Canada and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (jj) [Reserved].

    (kk) No Restriction on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company, except pursuant to the terms and conditions of the Credit Agreement.

    (ll) Market Information. Any statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate and the Company is authorized to use such data in the Offering Memorandum.

    (mm)Regulation S.  (i) There is no substantial U.S. market interest
(as defined in Rule 902 under the Securities Act) in any debt security of the Company or any Guarantor; and (ii) each of the Company and the Guarantors is a "foreign issuer," as defined in Rule 902 under the Securities Act.

    Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2.  Purchase, Sale and Delivery of the Securities.

    (a) The Securities. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at the offering price set forth on the cover of the Offering Memorandum, plus accrued interest, payable on the Closing Date. As compensation for the services rendered by the Initial Purchasers to the Company in respect of the issuance and sale of the Securities, the Company will pay to the Initial Purchasers a commission of 1.375% of the offering price set forth on the cover of the Offering Memorandum, payable on the Closing Date. All payments to be made by the Company to the Initial Purchasers as compensation for the services rendered by the Initial Purchasers to the Company in respect of the issuance and sale of the Securities hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever.

    (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on September 16, 2005, which date and time may be postponed by agreement between the Company and the Initial Purchasers or as provided in Section 16 hereof (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Initial Purchasers may request to postpone the Closing Date as originally scheduled include, without limitation, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16.

    (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

    (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

    (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer").

SECTION 3. Additional Covenants. The Company, and as applicable, each of the Guarantors, jointly and severally further covenant and agree with each Initial Purchaser as follows:

    (a) Initial Purchasers' Review of Proposed Amendments and
Supplements. Prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

    (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering

Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

    Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of
Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

    The Company and each Guarantor hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

    (c) Copies of the Offering Memorandum. The Company agrees to furnish to the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

    (d) Blue Sky Compliance. The Company and each Guarantor shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

    (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

    (f) The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

    (g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, so long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3), at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("Additional Issuer Information") satisfying the requirements of subsection (d) of Rule 144A.

    (h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date of the Offering Memorandum, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America
Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and to register the Exchange Securities).

    (i) Future Reports to the Initial Purchasers. For so long as any Securities or Exchange Securities remain outstanding and the Company is not required to file reports with the Commission under the Exchange Act or the Indenture, the Company will furnish to Banc of America Securities LLC,
(i) within 120 days after the end of each fiscal year, copies of the Annual Report on Form 20-F or 40-F, as applicable, or any successor form, of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of operations, retained earnings and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) (A) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on Form 10-Q or any successor form, or (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on Form 6-K or any successor form, which in each case, regardless of applicable requirements, shall, at a minimum, contain a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, with respect to any such reports, a reconciliation to U.S. GAAP as permitted by the Commission for foreign private issuers; (iii) as soon as practicable after the filing thereof, copies of any other report filed by the Company with the Commission, the applicable securities regulatory authorities in Canada, the National Association of Securities Dealers, Inc. or any securities exchange; and (iv) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

    (j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 (2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

    (k) Legended Securities. Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

    (l) PORTAL. The Company will use its best efforts to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

    Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, and the Notes and the Guarantees, all filing fees, attorneys' fees and expenses incurred by the Company or reasonably incurred by the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4,
Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and each Guarantor of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

    (a) Accountants' Comfort Letter. On the date hereof, the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited, unaudited and pro forma financial statements and certain financial information contained in the Registration Statement and the Offering Memorandum.

    (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

        (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

        (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

    (c) Opinions of Counsels for the Company and the Guarantors. On the Closing Date the Initial Purchasers shall have received the favorable opinion of
(i) Ogilvy Renault LLP, U.S. counsel for the Company and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit A,
(ii) Arnold & Porter LLP, U.S. tax counsel for the Company and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit B, and (iii) Ogilvy Renault LLP, Canadian counsel for the Company and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit C.

    (d) Opinions of Counsels for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of
(i) Shearman & Sterling LLP, U.S. counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers and (ii) Stikeman Elliott LLP, Canadian counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

    (e) Officers' Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each of the Guarantors and the Chief Financial Officer or Chief Accounting Officer of the Company and each of the

Guarantors, dated as of the Closing Date, to the effect set forth in subsection (b) (ii) of this Section 5, and further to the effect that:

        (i) for the period from and after the date of this Agreement and to the Closing Date there has not occurred any Material Adverse Change;

        (ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

        (iii) the Company and the Guarantors have each complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

    (f) Bring-down Comfort Letter. On the Closing Date the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

    (g) PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL market.

    (h) Registration Rights Agreement. The Company and each of the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

    (i)  [Reserved].

    (j) Securities Act (Quebec) Order. The Company shall have received an order under Section 12 of the Securities Act (Quebec).

    (k) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

    If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers' Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

    (a) Offers and Sales Only to Qualified Institutional Buyers and
Non-U.S. Persons. Offers and sales of the Securities have and will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale has and shall only be made to (i) persons in the United States whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) with respect to whom the seller has taken reasonable steps to insure that the purchaser is aware that such sale is being made in reliance on Rule 144A, or (ii) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

    (b) No General Solicitation. The Securities have and will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) has or will be used in the United States in connection with the offering of the Securities.

    (c) Restrictions on Transfer. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

    "THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON
    (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON)
    (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND
    (ii) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS
    NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."

    Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms of this Section 7 and in accordance with applicable securities laws, the Initial Purchasers shall not be liable or responsible to the Company hereunder for any losses, damages or liabilities suffered or incurred by the

    Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.  Indemnification.

    (a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal, provincial, territorial or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.

    (b) Indemnification of the Company, the Guarantors and their Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and each of their directors and each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantors or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal, provincial, territorial or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Initial Purchasers expressly for use therein; and to reimburse the Company, the Guarantors, or any such director or controlling person for any legal and other expenses reasonably incurred by the Company, the Guarantors or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information that the Initial Purchasers have furnished to the Company and the Guarantors by and on behalf of the Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first sentence of the fourth paragraph and the sixth and tenth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum regarding market-making and stabilization, respectively; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

    (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

    (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent, if such settlement is entered into more than 30 days after receipt by such indemnifying party of a request for consent to such settlement and a request for reimbursement of the related fees and expenses and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

    The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

    Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the commission received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or any Guarantor.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time trading in securities generally on either the Nasdaq Stock Market, the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission, the NASD or any applicable securities regulatory authority; (ii) a general banking moratorium shall have been declared by any of Canadian, U.S. federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, Canadian or international financial markets, or any substantial change or development involving a prospective substantial change in United States', Canada's or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this
Section 10 shall be without liability on the part of (a) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company and the Guarantors, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, the Guarantors or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

    Banc of America Securities LLC
    9 West 57th Street, 6th Floor
    New York, NY 10019

    Facsimile: (212) 847-6441
    Attention: High Yield Capital Markets

with a copy to:

    Shearman & Sterling LLP
    199 Bay Street, Commerce Court West
    Suite 4405, P.O. Box 247
    Toronto, Ontario M5L 1E8

    Facsimile: (416) 360-2958
    Attention: Christopher J. Cummings, Esq.

If to the Company or the Guarantors:

    Videotron Ltee
    300 Viger Avenue East
    Montreal, Quebec H2X 3W4

    Facsimile: (514) 985-8834
    Attention: Frederic Despars
           Executive Director, Legal Affairs

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

    (a) Consent to Jurisdiction. The Company and each Guarantor agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and each Guarantor irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in the Specified Courts. Service of any process, summons, notice or document upon such agent, and written notice of said service by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim, to the fullest extent permitted by applicable law, in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

    (b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any proceedings instituted in regard to the enforcement of a judgment of the Specified Courts (a "Related Judgment"), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

    (c) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and each Guarantor in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay the Company and the Guarantor (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

SECTION 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

    As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this
Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17. Arms Length Relationship. The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company and each Initial Purchaser and any affiliate through which it may be acting (each, a "Transaction Affiliate") have an arms length business relationship that creates no fiduciary duty on the part of any Initial Purchaser or any Transaction Affiliate and each expressly disclaims any fiduciary relationship.

SECTION 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

    If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                                       Very truly yours,

                                                       VIDEOTRON LTEE

                                                       By:  /s/ JACQUES MALLETTE
                                                            ----------------------------------------------
                                                            Name:  Jacques Mallette
                                                            Title:   Executive Vice President

                                                       LE SUPERCLUB VIDEOTRON LTEE

                                                       By:  /s/ JACQUES MALLETTE
                                                            ----------------------------------------------
                                                            Name:  Jacques Mallette
                                                            Title:   Director

                                                       GROUPE DE DIVERTISSEMENT SUPERCLUB INC.

                                                       By:  /s/ JACQUES MALLETTE
                                                            ----------------------------------------------
                                                            Name:  Jacques Mallette
                                                            Title:   Director

                                                       SUPERCLUB VIDEOTRON CANADA INC.

                                                       By:  /s/ JACQUES MALLETTE
                                                            ----------------------------------------------
                                                            Name:  Jacques Mallette
                                                            Title:   Director

                                                       LES PROPRIETES SUPERCLUB INC.

                                                       By:  /s/ JACQUES MALLETTE
                                                            ----------------------------------------------
                                                            Name:  Jacques Mallette
                                                            Title:   Director

                                                       CF CABLE TV INC.

                                                       By:  /s/ JACQUES MALLETTE
                                                            ----------------------------------------------
                                                            Name:  Jacques Mallette
                                                            Title:   Executive Vice President

                                                       VIDEOTRON (REGIONAL) LTD.

                                                       By:  /s/ JACQUES MALLETTE
                                                            ----------------------------------------------
                                                            Name:  Jacques Mallette
                                                            Title:   Executive Vice President

    The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
SCOTIA CAPITAL (USA) INC.
HARRIS NESBITT CORP.
RBC CAPITAL MARKETS CORPORATION
TD SECURITIES (USA) LLC
CIBC WORLD MARKETS CORP.
CREDIT SUISSE FIRST BOSTON LLC
NBF SECURITIES (USA) CORP.
HSBC SECURITIES (USA) INC.
DESJARDINS SECURITIES INTERNATIONAL INC.

By: Banc of America Securities LLC

By:  /s/ DAN KELLY
     ------------------------------------------
     Name:  Dan Kelly
     Title:   Managing Director
     On behalf of itself and the several Initial Purchasers

                                   SCHEDULE A

                                                              Aggregate Principal
                                                                   Amount of
                                                               Securities to be
Initial Purchasers                                                 Purchased
------------------                                            -------------------
Banc of America Securities LLC..............................    U.S.$70,000,000
Citigroup Global Markets Inc................................         35,000,000
Scotia Capital (USA) Inc....................................         11,375,000
Harris Nesbitt Corp.........................................         10,500,000
RBC Capital Markets Corporation.............................         10,500,000
TD Securities (USA) LLC.....................................         10,500,000
CIBC World Markets Corp.....................................          5,250,000
Credit Suisse First Boston LLC..............................          5,250,000
NBF Securities (USA) Corp...................................          5,250,000
HSBC Securities (USA) Inc...................................          2,625,000
Desjardins Securities International Inc.....................          2,625,000
Others......................................................          6,125,000
                                                               ----------------
  Total.....................................................   U.S.$175,000,000
                                                               ================

                                   SCHEDULE B
                                   Guarantors

                                                              Jurisdiction of
Guarantor                                                      Incorporation
---------                                                     ---------------
Le Superclub Videotron ltee.................................  Quebec, Canada

Groupe de Divertissement SuperClub inc......................  Quebec, Canada

SuperClub Videotron Canada inc..............................  Quebec, Canada

Les Proprietes SuperClub inc................................  Quebec, Canada

CF Cable TV Inc.............................................      Canada

Videotron (Regional) Ltd....................................      Canada

                                   SCHEDULE C
                             Material Subsidiaries

                                                              Jurisdiction of
Subsidiary                                                     Incorporation
----------                                                    ---------------
Le SuperClub Videotron ltee.................................  Quebec, Canada
CF Cable TV Inc.............................................      Canada
Videotron (Regional) Ltd....................................      Canada

                                   SCHEDULE D
                             Liens and Encumbrances

    - Liens created pursuant to the Credit Agreement and liens permitted thereunder.

                                   SCHEDULE E
                                  Subsidiaries

                                                              Jurisdiction of    Percent of
Subsidiary                                                     Incorporation    Voting Right
----------                                                    ---------------   ------------
                                                                                (direct and
                                                                                 indirect)
Le SuperClub Videotron ltee.................................  Quebec, Canada      100%
Societe d'Edition et de Transcodage T.E. ltee...............  Quebec, Canada     62.11%
CF Cable TV Inc.............................................      Canada          100%
Videotron (Regional) Ltd....................................      Canada          100%
Groupe de Divertissement SuperClub inc......................  Quebec, Canada      100%
SuperClub Videotron Canada inc..............................  Quebec, Canada      100%
Les Proprietes SuperClub inc................................  Quebec, Canada      100%

                                                                       EXHIBIT A

    Opinion of U.S. counsel for the Company and the Guarantors to be delivered pursuant to Section 5(c) of the Purchase Agreement.

    (i) Assuming the due authorization by each of the Company and the Guarantors, the Purchase Agreement has been duly executed and delivered by (to the extent that execution and delivery are governed by the law of the State of New York), and is a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

    (ii) Assuming the due authorization, execution and delivery of the Registration Rights Agreement by each of the Company and the Guarantors, the Registration Rights Agreement is a valid and binding agreement of the Company and each of the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law) and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

    (iii) Assuming the due authorization, execution and delivery of the DTC Agreement by the Company, the DTC Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

    (iv) Assuming the due authorization of the Indenture by the Company and each Guarantor, the Indenture has been duly executed and delivered by the Company and each Guarantor (to the extent that execution and delivery are governed by the law of the State of New York), and assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law).

    (v) The Notes are in the form contemplated by the Indenture and, assuming the Notes have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture, have been duly executed and delivered by the Company (to the extent execution and delivery are governed by the law of the State of New York), and when authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law) and will be entitled to the benefits of the Indenture.

    (vi) Assuming the Exchange Notes have been duly and validly authorized for issuance by the Company, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law) and will be entitled to the benefits of the Indenture.

    (vii) The Guarantees of the Notes are in the form contemplated by the Indenture, assuming the Guarantees of the Notes have been duly authorized by each Guarantor for issuance and sale pursuant to the Purchase Agreement and the Indenture, the Guarantees of the Notes have been duly executed and delivered by each Guarantor (to the extent execution and delivery are governed by the law of the State of New York), and when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law) and will be entitled to the benefits of the Indenture.

    (viii)Assuming the Guarantees of the Exchange Notes have been duly authorized by each Guarantor for issuance and sale pursuant to the Purchase Agreement and the Indenture, when the Guarantees of the Exchange Notes will have been executed by each of the Guarantors and the Exchange Notes have been authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or other laws affecting or relating to the enforcement of creditors' rights generally from time to time in effect and to equitable principles (regardless of whether enforcement is sought in equity or at law) and will be entitled to the benefits of the Indenture.

    (ix) The Securities, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

    (x) The statements in the Offering Memorandum under the captions "Description of the Notes," and "Notice to Investors," insofar as such statements constitute matters of U.S. law, summaries of U.S. legal matters or documents, or legal conclusions with respect to U.S. law, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

    (xi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency of the United States or the State of New York, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws of the various states, as to which we express no opinion), is required for the Company's or each Guarantor's execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement
(in the case of the Company only) or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as may be required by federal and state securities laws with respect to the Company's and the Guarantors' obligations under the Registration Rights Agreement.

    (xii) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture by the Company and the performance by the Company and the Guarantors of their obligations thereunder (other than performance by the Company and the Guarantors of their obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered)
(i) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any of their respective subsidiaries pursuant to the QMI Indentures, except for such Defaults, Debt Repayment Triggering Events, conflicts, breaches, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; or (ii) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree in the United States applicable to the Company, the Guarantors or any of their respective subsidiaries.

    (xiii)The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of the Investment Company Act.

    (xiv) Assuming the accuracy of the respective representations, warranties and covenants of the Company, the Guarantors and the Initial Purchasers contained in Sections 1(b), 1(d), 1(e), 1(mm), 2(e), 3(j) and 7 of the Purchase Agreement, no registration of the Notes or the Guarantees under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with the purchase of the Securities by the Initial

Purchasers or the initial resale of the Securities by the Initial Purchasers to Qualified Institutional Buyers in the manner contemplated by the Purchase Agreement and the Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement.

    (xv) Assuming the due authorization, execution and delivery of the Purchase Agreement, the Indenture and the Registration Rights Agreement by each party thereto, each of the Company and the Guarantors have validly and irrevocably submitted to the jurisdiction of any United States federal or state court located in the State of New York, County of New York, have expressly accepted the non-exclusive jurisdiction of any such court and have validly and irrevocably appointed CT Corporation System as their authorized agent in any suit or proceeding against them based on or arising under the Purchase Agreement, the Indenture or the Registration Rights Agreement.

    In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchasers at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading
(it being understood that such counsel need express no belief as to the financial statements or other financial data derived therefrom, included in the Offering Memorandum or any amendments or supplements thereto).

    In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the laws of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Initial Purchasers) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; provided, however, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Guarantors and public officials.

                                                                       EXHIBIT B

    Opinion of U.S. tax counsel for the Company and the Guarantors to be delivered pursuant to Section 5(c) of the Purchase Agreement.

    (i) The statements in the Offering Memorandum under the caption "Certain Tax Considerations -- Certain U.S. Federal Income Tax Considerations," insofar as such statements constitute matters of U.S. law, summaries of U.S. legal matters or documents, or legal conclusions with respect to U.S. law, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                                                                       EXHIBIT C

    Opinion of Canadian counsel for the Company and the Guarantors to be delivered pursuant to Section 5(c) of the Purchase Agreement.

    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Province of Quebec.

    (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the DTC Agreement.

    (iii) The Company is duly qualified or registered as a foreign or extra-provincial corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

    (iv) Each of Le SuperClub Videotron ltee, Groupe de divertissement SuperClub inc., SuperClub Videotron Canada inc., Les Proprietes SuperClub inc, CF Cable TV Inc. and Videotron (Regional) Ltd. (each, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Guarantees and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

    (v) All of the issued and outstanding capital stock of each Subsidiary Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except for one Class F Preferred Share of Videotron (1998) ltee which is held by Quebecor Media Inc.), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

    (vi) All of the outstanding common shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of such counsel's knowledge, have been issued in compliance with the requirements of applicable Canadian Securities Laws. The description of Quebecor Media Inc.'s Stock Option Plan and the options or other rights granted thereunder, set forth in the Offering Memorandum, accurately and fairly describes such plan, arrangement, options and rights.

    (vii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the charter or by-laws of the Company or the COMPANIES ACT (Quebec) or to the best knowledge of such counsel, otherwise.

    (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of Videotron TVN inc., Videotron (1998) ltee, Le SuperClub Videotron ltee and Groupe de divertissement SuperClub inc. (each, an "Existing Guarantor" and collectively, the "Existing Guarantors").

    (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Existing Guarantor.

    (x) The DTC Agreement has been duly authorized, executed and delivered by the Company.

    (xi) The Indenture has been duly authorized, executed and delivered by the Company and each Existing Guarantor.

    (xii) The Notes and the Guarantees have been duly authorized and executed by the Company and the Existing Guarantors, respectively, for issuance and sale pursuant to the Purchase Agreement and the Indenture and, assuming the Notes have been duly authenticated pursuant to the Indenture, the Notes have been duly issued and delivered by the Company.

    (xiii) The Exchange Securities have been duly and validly authorized for issuance by the Company.

    (xiv) The Amended QMI Subordinated Loan has been duly and validly authorized, executed and delivered by the Company.

    (xv) No registration, filing or recording of the Indenture under the laws of the Province of Quebec or the federal laws of Canada is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

    (xvi) The statements in the Offering Memorandum under the captions "Enforceability of Civil Liabilities," "Risk Factors -- Risks Relating to Our Business -- We are subject to extensive government regulation. Changes in government regulation could adversely affect our business, financial condition or results of operations.", "Risk Factors -- Risks Relating to Our
Business -- We are required to provide third-party Internet service providers with access to our cable systems, which may result in increased competition.", "Risk Factors -- Risks Relating to Our Business -- We may have to support increasing costs in securing access to support structures needed for our network.", "Description of Certain Indebtedness," "Description of the Notes," "Business -- Regulation," "Business -- Canadian Broadcast Distribution (Cable Television)," "Business -- Intellectual Property," "Business -- Legal Proceedings," "Certain Relationships and Related Transactions," "Certain Tax Considerations," and "Notice to Canadian Investors," insofar as such statements constitute matters of Canadian federal, Quebec, Ontario or British Columbia law, summaries of legal matters under such laws, the Company's charter or by-law provisions, documents or legal proceedings under such laws, or legal conclusions under such laws, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

    (xvii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or each Existing Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only) or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as may be required by Canadian Securities Laws with respect to the Company's and the Existing Guarantors' obligations under the Registration Rights Agreement and except for filings, registrations and recordings which have been made and the filing of certain notices of private placement and the payment of filing fees required by Canadian Securities Laws.

    (xviii) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture by the Company and the performance by the Company and the Existing Guarantors of their obligations thereunder (other than performance by the Company and the Existing Guarantors of their obligations under the indemnification section of the Purchase Agreement, as to which no opinion is rendered) have been duly authorized by all necessary corporate action and (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not result in any violation of the provisions of the charter or by-laws of any of the Subsidiary Guarantors or any of their subsidiaries, (iii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Subsidiary Guarantors or any of their respective subsidiaries pursuant to any agreement listed in Schedule II, and (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree in Canada applicable to the Company, the Subsidiary Guarantors or any of their respective subsidiaries.

    (xix) To the best knowledge of such counsel, neither the Company nor any subsidiary of the Company or any Subsidiary Guarantor is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree in Canada applicable to the Company or any subsidiary or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement listed in Schedule II, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

    (xx) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers pursuant to, or in connection with the initial resale of such Securities by the Initial Purchasers and to each Subsequent Purchaser as contemplated in the Purchase Agreement and the Offering Memorandum to qualify, by prospectus or otherwise, the distribution of the Securities under Canadian Securities Laws.

    (xxi) To our knowledge, there is no pending or threatened legal or governmental proceedings by or before any court or judicial or administrative board or tribunal or any governmental body in Canada that are not described or referred to in the Offering Memorandum, except in each case for such proceedings that, if subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Change.

    (xxii) There are no capital, stamp, withholding or other issuance taxes or duties imposed by the Canadian government or any political subdivision or taxing authority thereof or therein payable by or on behalf of the Initial Purchasers in the Province of Quebec in connection with (i) the issuance of the Securities,
(ii) the sale and delivery of the Securities to the Initial Purchasers or
(iii) the consummation of any other transactions contemplated under the Purchase Agreement.

    (xxiii) If an action is brought in a court of competent jurisdiction in Quebec (the "Quebec Court") to enforce the Indenture, this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities or the Exchange Securities in accordance with the laws applicable thereto as chosen by the parties, namely New York law, the Quebec Court would recognize the choice of New York law, and, upon appropriate evidence as to such law being adduced, apply the internal law of New York, provided that (i) in matters of procedure, the laws of Quebec will be applied, (ii) those rules of law in force in Quebec which are applicable by reason of their particular object will be applied, and
(iii) the provisions of the laws of New York will not be applied if the application would be inconsistent with public order as understood in international relations. A Quebec Court will retain discretion to decline to hear such action if it is not the proper forum to hear such an action, or if concurrent proceedings are pending or have been decided elsewhere. In such counsel's opinion, there are no reasons under current law for avoiding the application of New York law based on public order, except that there is some doubt as to whether a Quebec Court would apply U.S. federal or state securities laws as the sole basis for liability.

    (xxiv) If an action is brought in a Quebec Court on a final and enforceable judgment IN PERSONAM for a sum certain of a New York court that is not subject to ordinary remedy under New York law respecting the enforcement of the Indenture, this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities or the Exchange Securities, the Quebec Court will recognize and declare enforceable the New York judgment if: (i) the New York court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Quebec Court; (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure; (iii) the judgment is not inconsistent with public order as understood in international relations in Quebec or contrary to any order made by the Attorney General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT (Canada) or by the Competition Tribunal under the COMPETITION ACT (Canada);
(iv) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of taxation or other public laws of a foreign jurisdiction such as expropriation or penal laws; (v) a dispute between the same parties, based on the same facts and having the same object, has not given rise to a decision rendered in Quebec, whether or not a final judgment has been issued, is not pending before a Quebec Court in the first instance, or has not been decided in a third country and the decision has met the necessary conditions for recognition in Quebec; (vi) interest payable on the Debentures is not characterized by a Quebec Court as interest payable at a criminal rate within the meaning of Section 347 of the CRIMINAL CODE (Canada); and (vii) the action to enforce such judgment is commenced within the applicable limitation period under law; PROVIDED HOWEVER, that under the CURRENCY ACT (Canada), a Quebec Court may only give judgment in Canadian dollars, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Quebec Court will render its decision in the Canadian currency equivalent of such foreign currency, converted at the rate of exchange prevailing on the day that the judgment of the New York court became enforceable under New York law. In such counsel's opinion, a Quebec Court would conclude that the New York court had jurisdiction based on the submission under the provisions of the Indenture, the Registration Rights Agreement, the DTC Agreement and this Agreement to the non-exclusive jurisdiction of any federal or state court sitting in the State of New York, County of New York and the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States under the Indenture, the Registration Rights Agreement and this Agreement. Moreover, in such counsel's opinion, there are no reasons based on public policy, as that term is understood under the laws of Quebec, for avoiding recognition of judgments of New York courts with respect to the Indenture, the Registration Rights Agreement, the DTC Agreement, this Agreement, the Securities or the Exchange Securities; except that there is some doubt as to the enforceability in a Quebec Court of judgments of a New York Court, wherein liability is predicated solely upon United States federal or state securities laws.

    In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the Provinces of Quebec, British Columbia and Ontario or the federal law of Canada, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Initial Purchasers) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; PROVIDED, HOWEVER, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Guarantors and public officials.

                                                                       EXHIBIT D

                         Registration Rights Agreement

                                                                         ANNEX I

                  Resale Pursuant to Regulation S or Rule 144A

    Each Initial Purchaser understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that it has not offered or sold, and will not offer or sell, any Securities constituting part of its allotment except outside the United States in accordance with Rule 903 of Regulation S under the Securities Act or within the United States in accordance with Rule 144A under the Securities Act. Accordingly, neither it nor its affiliates or any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.